Exhibit 10.9.2

VENTAS EXECUTIVE DEFERRED STOCK COMPENSATION PLAN
[____] DEFERRAL ELECTION FORM
To the Assistant General Counsel, Corporate & Securities:

I.	DEFERRAL AMOUNT
Pursuant to Article 6 of the Ventas Executive Deferred Stock Compensation Plan (the “Plan”), I hereby elect to have (select one):

☐	________	percent ( %)
☐	$ _________________dollars
of my (select one or both):

☐	[____] base salary per pay period (units to be credited quarterly, in arrears)
☐	[____] Bonus (otherwise payable in [____])
and I further elect to have ________ [NUMBER] OR _________ percent (%) of my TIME-VESTED RESTRICTED STOCK UNITS AWARDED IN [____]
deferred and credited to a Stock Unit Account for me, net of any required FICA or other withholdings. I understand that I may revoke or modify this election only with respect to amounts payable on or after the first day of a subsequent calendar year and only by filing a new election form before the first day of such subsequent calendar year in accordance with Plan procedures.

II.	DIVIDEND CHOICE
I elect to have dividend equivalents with respect to Stock Units in my Stock Unit Account attributable to this [____] Deferral Election Form (select one):

☐	paid to me in cash as soon as practicable after dividends are paid on shares of Ventas, Inc.
☐	converted to additional Stock Units and distributed at the time and in the manner selected for my Stock Unit Account.
I direct that distribution of my Stock Unit Account attributable to this [____] Deferral Election Form be made after my Termination of Employment as follows (select one):

III.	PAYMENT OPTIONS

☐	a lump sum.
☐	a series of annual payments over _____ years (10 or less, not to extend more than 10 years after my Termination of Employment).
to commence as soon as administratively feasible after (select one):

☐	my Termination of Employment occurs.
☐	January 1 of the calendar year immediately following my Termination of Employment.
☐	seven months following my Termination of Employment.
☐	______________ (select date)

VENTAS EXECUTIVE DEFERRED STOCK COMPENSATION PLAN
[____] DEFERRAL ELECTION FORM

Change in Control Accelerated Payment (select if desired):

☐
Notwithstanding my elections above, I direct that distribution of Stock Units in my Stock Unit Account attributable to this [____] Deferral Election Form be accelerated and occur in a lump sum upon a Change in Control that qualifies under Code Section 409A.

IV.	DESIGNATION OF BENEFICIARY
Pursuant to Article 9 of the Plan, I designate my beneficiary (or beneficiaries) as follows:

Name	Address	Percentage

I reserve the right to make new designations as provided in the Plan.

V.	ACKNOWLEDGEMENT
By signing this Deferral Election, I hereby acknowledge my understanding and acceptance of the following:

1.
Irrevocable Election. This election is irrevocable. I understand that I may not revoke or modify this election (except as provided in the Plan or in such limited circumstances as the Compensation Committee may permit in accordance with law). I do not expect to be able to make any changes to the manner of timing of distributions set forth in this Deferral Election.

2.
Company Right to Terminate Election and Early Transfer. The Company reserves the right to terminate this Deferral Election and/or the Plan at any time. In such case, Stock Units which are subject to the Deferral Election may be converted into Shares and such Shares may be transferred to me at such times permitted by Code Section 409A, notwithstanding any election made herein.

3.	Withholding. The Company and its affiliates shall have the right to deduct from all deferrals or payments hereunder, any federal, state, or local tax required by law to be withheld.

4.
Tax Code Section 409A Dealing with Deferred Compensation. I understand that this election shall be construed in accordance with the terms and provisions set forth in this Deferral Election, as well as the Plan and the requirements of Code Section 409A. To the extent Code Section 409A is applicable to any Stock Unit, it is intended that such Stock Unit complies with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. Notwithstanding any other provision in this Deferral Election, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this election to help distributions qualify for exemption from or compliance with Code Section 409A; provided, however, that the Company makes no representation that Stock Units under the Plan shall be exempt from or comply with Code Section 409A. I understand that Code Section 409A is complex, that any additional taxes and other liabilities under Code Section 409A are my responsibility and that the Company encourages me to consult a tax advisor regarding the potential impact of Code Section 409A.

VENTAS EXECUTIVE DEFERRED STOCK COMPENSATION PLAN
[____] DEFERRAL ELECTION FORM

By signing this Deferral Election, I hereby acknowledge my understanding of and agreement with all the terms and provisions set forth in this Deferral Election, as well as the Ventas Executive Deferred Stock Compensation Plan.
Dated: __________________, ____

_______________________________________ Participant’s Signature

Print Participant’s Name
Copy received this ____ day of _________, ____

3